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                                                            EXHIBIT 22(p)(xviii)

                              FIRST QUADRANT, L.P.

                         POLICY STATEMENT AND PROCEDURES
                 REGARDING MATERIAL INSIDE INFORMATION, PERSONAL
                                    TRADING,
                               AND CODE OF ETHICS

                                   APRIL 2003

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
I.   POLICY STATEMENT.....................................................................................   1

II.     CRIMINAL ACTS AND ANTI-FRAUD PROVISIONS...........................................................   1

III.    PROCEDURES APPLICABLE TO LIMITED PARTNERS AND EMPLOYEES OF FIRST QUADRANT.........................   2

IV.     ENFORCEMENT OF THE PROCEDURES AND CODE OF ETHICS..................................................   8

V.      SANCTIONS.........................................................................................   8

VI.     RECORDKEEPING.....................................................................................   9

VII.    REVIEW OF PROCEDURES..............................................................................   9

VIII.     ANNUAL REPORTS TO MANAGEMENT AND TO ANY REGISTERED FUNDS........................................   9

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I.    POLICY STATEMENT

      First Quadrant, L.P. ("First Quadrant") takes the position that strict adherence to the securities laws is in the best interests of First Quadrant, its clients and prospective clients ("Clients"), its employees, the security industry and the investing public. In particular, First Quadrant believes that misuse of material, non-public information in the trading of Securities is detrimental to the securities industry and the investing public. Therefore, First Quadrant maintains and enforces written policies and procedures, reasonably designed and taking into consideration the nature of First Quadrant's business in order to prevent the misuse of material, non-public information by First Quadrant or any limited partner or employee of First Quadrant.

      No First Quadrant limited partner or employee shall (i) purchase or sell either personally or on behalf of others (such as private accounts managed by First Quadrant), any security while in possession of material, non-public information or (ii) communicate material, non-public information to others except with the consent of the Compliance Officer and after due consideration of the appropriateness of such communication. This policy applies to every limited partner and employee and extends to activities within and outside their duties at First Quadrant. Every limited partner and employee must read, become familiar with, acknowledge receipt of and retain a copy of the First Quadrant, L.P. Policy Statement and Procedures Regarding Material Inside Information, Personal Trading, and Code of Ethics ("Procedures").

II.   CRIMINAL ACTS AND ANTI-FRAUD PROVISIONS

      Purchasing or selling a security while in possession of material, nonpublic information or communication of such information in connection with a transaction in Securities may constitute a criminal act and subject the person committing such violation to criminal and civil sanctions.

      Section 206* of the Investment Advisers Act of 1940, as amended ("Advisers Act"), contains general anti-fraud provisions applicable to all investment advisers. Section 17(a)* of the Securities Act of 1933, as amended ("Securities Act"), Section 10(b)* of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and Rule 10(b)-5* thereunder, and Section 17(j)* of the Investment Company Act of 1940, as amended ("1940 Act"), and Rule 17j-1* thereunder, contain additional anti-fraud provisions applicable in connection with every purchase or sale of a security.

      These anti-fraud provisions prohibit the defrauding of any person, directly or indirectly, in connection with the purchase or sale of any security.

      The Insider Trading and Securities Fraud Enforcement Act of 1988 has added new Sections 20A* and 21A* to the Exchange Act and amended Section 32* of the Exchange Act to significantly increase the civil and criminal penalties for misuse of inside information.

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      * See Appendix A

III.  PROCEDURES APPLICABLE TO LIMITED PARTNERS AND EMPLOYEES OF FIRST QUADRANT

      A. Definitions - These Procedures set forth guidelines regarding the duty of each limited partner and employee of First Quadrant to avoid professional or personal investment transactions which would constitute a prohibited activity and to comply with First Quadrant's policy regarding material inside information and insider trading. For purposes of these Procedures, the following definitions shall apply:

            1. "Advisory Representative" means any limited partner or employee of First Quadrant; any limited partner or employee who makes any recommendation, who participates in the determination of which recommendation shall be made, or whose functions or duties relate to the determination of which recommendation shall be made; any limited partner or employee who, in connection with his duties, obtains any information concerning which Securities are being recommended prior to the effective dissemination of such recommendations or of the information concerning such recommendations; any person who is an "Access Person," as defined in Rule 17j-1(a)(1) under the 1940 Act; and any of the following persons who obtain information concerning Securities recommendations being made by First Quadrant prior to the effective dissemination of such recommendations or of the information concerning such recommendations: (i) any person in a control relationship to First Quadrant, (ii) any affiliated person of such controlling person and (iii) any affiliated person of such affiliated person (Rule 204-2(a)(12)(A)).

            2. "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, shares of open-end investment companies (mutual funds), certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

            3. A Security is "under consideration for recommendation," with respect to the person making the recommendation, when such person is considering making such a recommendation.

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            4.    "Purchase or sale of a Security" includes, among other things, the writing of an option to purchase or sell a Security or entering into any other contract for the purchase or sale of such Security, whether or not such contract is conditioned upon intervening events.

            5. "Chief Compliance Officer" and "Director of Human Resources ("Director, Human Resources")" means the person or persons designated from time to time by the limited partners of First Quadrant to receive reports pursuant to Section III.E. of these Procedures.

            6. "Inside Information" is information directly or indirectly pertaining to a company that has not been publicly disclosed. Information received with respect to a company under circumstances that indicate that it is not yet in general circulation should be deemed to be inside information. Facts indicating that information is generally available include, for example, the announcement of the information on the broad tape or by Reuters, The Wall Street Journal or trade publications.

            7. "Material Inside Information" is any Inside Information about a company, the dissemination of which is likely to affect the market price of any of the company's Securities or is likely to be considered of importance by reasonable investors in determining whether to trade in such Securities. Inside Information should be presumed "Material" if it relates to such matters as (but is not limited to) significant changes in financial condition, proposed dividend increases or decreases, significant deviations from analysts' earnings estimates, significant changes in previously released earnings estimates by the company, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary management developments or purchase or sale of substantial assets. Information concerning any changes of the type described in the preceding sentence, even if such change is not significant, may also be "Material" in some instances.

            8. "Material Information" generally is defined as information for which there is a reasonable likelihood that a reasonable investor would consider it when making his or her investment decisions, or information that is reasonably likely to have an effect on the price of a company's Securities.

                  Material information does not have to be obtained from an insider of the company to which such information pertains. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a Security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

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      B.    Prohibited Purchases and Sales

            No Advisory Representative shall cause or permit the purchase or sale, directly or indirectly, of any Security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership* and which to his actual knowledge at the time of such purchase or sale:

            (i)   is being recommended to a First Quadrant Client;

            (ii)  is under consideration for such recommendation;

            (iii) is being purchased or sold by a Client;

            (iv) is being purchased or sold by First Quadrant on behalf of a Client; or

            (v)   is being purchased or sold by First Quadrant.

            * See Appendix B

      C.    Material Inside Information

            Although, to supplement its own research and analysis, to corroborate data compiled by its staff and to consider the views and information of others in arriving at its investment decisions, First Quadrant, consistent with its efforts to secure best price and execution, may allocate brokerage business to those broker-dealers in a position to provide such services, it is the policy of First Quadrant not to allocate brokerage in consideration of the furnishing of Material Inside Information and First Quadrant limited partner and employees, when recommending the allocation of brokerage to broker-dealers or otherwise, should not give consideration to any Material Inside Information furnished by any broker-dealer.

            First Quadrant's limited partners and employees have no obligation to its Clients that would require First Quadrant or its limited partners or employees to trade or recommend trading on the basis of Material Inside Information in its possession. Such person's fiduciary responsibility to First Quadrant's Clients does not require that they disregard the limitations imposed by the Federal Securities Laws, particularly Rule 10b-5.*

            Whenever a limited partner or employee of First Quadrant receives Material Inside Information about a company that is not public, he should not trade or recommend trading on the basis of such information or divulge such information to persons other than the First Quadrant Chief Compliance Officer until he/she is satisfied that the information is public. If he/she has any question at all as to whether the information is material or whether it is inside and not public information, he/she must resolve the question or questions before trading, recommending trading or divulging the information.

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            Any question as to the applicability or interpretation of the foregoing standards or the propriety of any desired action, must be discussed with the Chief Compliance Officer prior to trading or recommending trading of a Security.

            * Court and SEC administrative decisions interpreting Rule 10b-5 promulgated under the Securities Exchange Act of 1934 make it unlawful for any person to trade or recommend trading in Securities on the basis of Material Inside Information.

            * See Appendix A

      D.    Nondisclosure of Client Information

            No limited partner or employee of First Quadrant shall disclose the identity, investments, portfolio positions or transactions or other confidential investment information regarding any Client unless the Chief Compliance Officer has approved such disclosure. This prohibition shall not apply to any disclosure required by law. However, notification to the Chief Compliance Officer must be made prior to any disclosure of information.

      E. Reports on Securities Transactions and Pre-Clearance of Certain Transactions

            A list of Securities in which First Quadrant has engaged in transactions on behalf of its clients ("Restricted List") is generated daily by the Equity Trading Department. No limited partner or employee of First Quadrant, their family members, or trusts of which they are trustees or in which they have a beneficial interest (see Appendix B) may purchase or sell any Securities on this Restricted List for three days after such Security has been placed on the Restricted List. Except as specifically permitted in Section III.F., prior to any purchase or sale of a Security, every limited partner and employee of First Quadrant must obtain written pre-clearance of such transaction from the individual(s) authorized by management from time to time to approve the Personal Securities Trade Authorization Form (the "Form"). The original must be forwarded to the Director, Human Resources. In the case of transactions by an individual authorized to approve the Form, another authorized individual must sign the written pre-clearance before the transaction is executed. An approved Personal Securities Trade Authorization Form is effective for only one trading day at a time. The specific trading date will be so noted on the form at the time of approval. If a broker does not execute the trade on that particular trading day and the limited partner or employee wants to execute the trade on a subsequent trading day they must obtain a new approved form. This policy effectively prohibits the use of "good till cancelled" limit orders of any kind. Limit orders involving same day execution are permissible.

            Every limited partner and employee shall instruct their broker(s) to send duplicate monthly/quarterly statements to the attention of the Compliance Dept. These statements at a minimum must include the trade and settlement dates, the name of the Security traded, the type of transaction, and the price of the Security.

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            In addition, every Advisory Representative shall file with the
            Director, Human Resources a quarterly report of the information required by the Personal Investment Transaction Report (see Appendix
            C) with respect to transactions in Securities in which the Advisory Representative has or acquires any direct or indirect beneficial interest. An Advisory Representative shall not be required to include in the report transactions in the following: (i) Securities that are direct obligations of the United States, (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, (iii) shares of mutual funds (not advised or sub-advised by First Quadrant), (iv) exchange-traded-funds (ETFs), (v) automatic dividend reinvestments (vi) corporate actions applicable to all similar Security holders, such as splits, tender offers, mergers, stock dividends, etc., which collectively are referred to herein as "Non-covered Securities". Notwithstanding anything herein to the contrary, an Advisory Representative shall, however, be required to include on such quarterly report transactions in shares of any mutual fund, which is managed by First Quadrant or to which First Quadrant acts as an investment adviser or sub-adviser. Any such quarterly report may contain a statement declaring that the reporting of any transactions shall not be construed as an admission that the Advisory Representative has any direct or indirect beneficial ownership in the Security.

            Such quarterly reports shall be made not later than 10 calendar days after the end of each calendar quarter. If no transactions have been effected during a calendar quarter, a Personal Investment Transaction Report must be completed, stating that no transactions occurred during that quarter.

            In addition to the quarterly reports, every new Advisory Representative shall file with the Director, Human Resources an initial holdings report, similar to the Personal Investment Transaction Report, not later than 10 calendar days after such person became an Advisory Representative. This initial holdings report must be dated as of the date of its filing with the Director, Human Resources and must include (i) the name, number of shares, and principal amount of each Security (except Non-covered Securities) in which such person has direct or indirect beneficial ownership and
            (ii) the name of any broker, dealer or bank with whom such person maintains an account in which any Securities are held for the direct or indirect beneficial interest of such person.

            The Director, Human Resources shall compare the personal Securities transactions as reported on the broker's statements against the Personal Securities Trade Authorization Forms and the attached Restricted Lists to determine whether a violation of these Procedures may have occurred. If he/she believe that a violation may have been committed by any person, the Director, Human Resources shall give such person an opportunity to supply additional explanatory material.

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            Following their investigation, if the Director, Human Resources still believes that a violation of these Procedures has or may have occurred, he/she shall submit this determination in writing, together with the duplicate broker statement, the Personal Securities Trade Authorization Form and any additional explanatory material provided by the reporting individual, to the Chief Compliance Officer. The Chief Compliance Officer will review the documentation and circumstances of the suspected violation and confirm that a violation has or may have occurred. He/she in turn will report the event to the Management Committee of First Quadrant, which shall make an independent determination of whether a violation has occurred and may impose sanctions, as described in Section V. Except as required by law, information provided by the reporting individual may only be disclosed to the Director, Human Resources, the Chief Compliance Officer and the Management Committee of First Quadrant.

            The personal dealing activities and related documentation of the Director, Human Resources shall be reviewed by the Chief Compliance Officer. The personal dealing activities and related documentation of the Chief Compliance Officer shall be reviewed by the Chief Operating Officer. Both of these individuals are expected to abide by these Procedures in their entirety.

            The Director, Human Resources shall review the Securities transactions for each Advisory Representative quarterly. After such quarterly review, the Director, Human Resources will complete a Review Certificate (see Appendix D) for each Advisory
            Representative. The Review Certificate along with the supporting details of all trades will in turn be forwarded to the Chief Compliance Officer for a final review and his/her signature.

            On an annual basis, each limited partner, Advisory Representative and employee will be asked to update their current outside brokerage accounts, including the disclosure of other investments not held at a brokerage firm, e.g., participation in a limited partnership, private placements, joint ventures, etc. Additionally, all individuals will be asked to disclose whether they are an owner, director, officer or partner of an organization unaffiliated with the firm. See Appendix E. However, this annual update does not remove responsibility from an employee to advise the Director, Human Resources at the time a brokerage account is opened during the year and to ensure duplicate broker statements are forwarded to the Compliance Dept.

      F.    Exceptions to Pre-Clearance Requirements

            Transactions in the following Securities shall not require pre-clearance under Section III.E.

                  1. Purchases or sales of a Security (other than Securities issued in an initial public offering or a private placement or other limited offering) in an amount that does not exceed $2,000 in any particular security on any given day,

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                        provided that the aggregate of all trades in all
                        securities during any given calendar quarter does not exceed $20,000;

                  2. Purchase or sales of shares of mutual funds (not advised or sub-advised by First Quadrant), corporate and treasury bonds, and exchange-traded-funds (ETFs);

                  3. Purchases that are part of an automatic dividend reinvestment plan or automatic employee stock purchase plan; and

                  4. Purchases or sales that are non-volitional on the part of the person (e.g. gifts, inheritances, or transactions which result from corporate action applicable to all similar Security holders, such as splits, tender offers, mergers, stock dividends, etc.).

IV.   ENFORCEMENT OF THE PROCEDURES AND CODE OF ETHICS

      The following procedure is hereby established for the enforcement of these Procedures and First Quadrant's Code of Ethics (see Appendix F):

      A copy of these Procedures shall be delivered to each limited partner and employee of First Quadrant. At least annually, each limited partner and employee of First Quadrant shall certify in writing (see Appendix G) to First Quadrant that he/she:

      (a) Is in compliance with the requirements of First Quadrant's Code of Ethics;

      (b) Has no interest, affiliation or activity which conflicts with their duties;

      (b) Will disclose any facts which may appear to present a possible conflict of interest under the Code of Ethics;

      (b) Is in compliance with the requirements of these Procedures.

V.    SANCTIONS

      Upon determination that a violation of these Procedures has occurred, the Management Committee of First Quadrant may impose sanctions as it determines are appropriate under the circumstances.

      In determining the sanction to be imposed in the event of a violation of these Procedures, the Management Committee shall make such determination in light of all relevant facts and circumstances, including the nature and seriousness of the violation, the extent to which the violation reflects a willful disregard of a person's responsibilities under these Procedures and the person's history of compliance or non-compliance with these Procedures. Sanctions may include, but are not limited to, (i) oral warnings, (ii) written censures (a copy of which would be placed in the person's personnel file), (iii) restrictions on personal trading for a period of time, (iv) disgorgement of profits from the transaction that violates these Procedures or restitution to any affected clients or funds,
      (v) required reversal of the transaction that is in violation of these Procedures, (vi) monetary fines, (vii) suspension of employment, (viii) termination of employment, (ix) civil referral to the

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      SEC or other civil regulatory authorities, and (x) criminal referral to the appropriate authorities.

      Failure to comply with any sanction may result in additional, more severe sanctions being imposed.

      Prior to imposing a sanction, the Management Committee shall provide the person an opportunity to present information bearing on these matters.

VI.   RECORDKEEPING

      First Quadrant shall maintain in an easily accessible place a copy of these Procedures. Copies of (i) Annual Code of Ethics Certifications filed by all limited partners and employees of First Quadrant, (ii) broker's statements, (iii) Personal Securities Trade Authorization Forms, (iv) Personal Securities Transaction Reports, (v) a record of all persons who are or were required to make reports or who are or were responsible for reviewing these reports, (vi) records of any violations of these Procedures and of any action taken in connection therewith by the Management Committee and (vii) records of any approvals (and the reasons such approvals were granted) of any acquisition of securities in an initial public offering or a limited offering by any Investment Personnel (as such term is defined by and as such records are required by Rule 17j-1(e)) shall also be maintained in an easily accessible place for a period of at least six (6) years from the date thereof.

VII.  REVIEW OF PROCEDURES

      The Chief Compliance Officer will review these Procedures at least annually to ensure continuity of compliance under the current state of the securities laws.

VIII. ANNUAL REPORTS TO MANAGEMENT AND TO ANY REGISTERED FUNDS

      On an annual basis, the Chief Compliance Officer will prepare a written report to the Management Committee of First Quadrant setting forth the following:

            1. A summary of existing procedures to detect and prevent insider trading;

            2. Full details of any investigation, either internal or by a regulatory agency, of any suspected insider trading and the results of such investigation;

            3. An evaluation of the current procedures and any recommendations for improvement; and 4. A description of First Quadrant's continuing educational program regarding insider trading, including the dates of such programs since the last report to management.

      On an annual basis, the Chief Compliance Officer will prepare a written report to the board of directors of any funds that are registered under the 1940 Act and to which First

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      Quadrant serves as an investment adviser or sub-adviser in accordance with
      Rule 17j-1(c)(2)(ii) under the 1940 Act.

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                                   APPENDIX A

                              ANTI-FRAUD PROVISIONS

      SEC. 206 OF THE INVESTMENT ADVISERS ACT OF 1940

      It shall be unlawful for any investment adviser, by use of the mails or any means or instrumentality of interstate commerce, directly or indirectly-

            (1) to employ any device, scheme, or artifice to defraud any client or prospective client;

            (2) to engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client;

            (3) acting as principal for his own account, knowingly to sell any security to or purchase any security from a client, or acting as broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he is acting and obtaining the consent of the client to such transaction. The prohibitions of this paragraph (3) shall not apply to any transaction with a customer of a broker or dealer if such broker or dealer is not acting as an investment adviser in relation to such transaction;

            (4) to engage in any act, practice, or course of business which is fraudulent, deceptive, or manipulative. The Commission shall, for the purposes of this paragraph (4) by rules and regulations define, and prescribe means reasonably designed to prevent, such acts, practices, and courses of business as are fraudulent, deceptive, or manipulative.

      SEC. 17(a) OF THE SECURITIES ACT OF 1933

      (a) It shall be unlawful for any person in the offer or sale of any securities by the use of any means or instruments of transportation or communication in interstate commerce or by the use of the mails, directly or indirectly

            (1)   to employ any device, scheme, or artifice to defraud, or

            (2) to obtain money or property by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, or

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            (3)   to engage in any transaction, practice, or course of business which operates or would operate as a fraud or deceit upon the purchaser...

      SEC. 10(b) OF THE SECURITIES EXCHANGE ACT OF 1934

      It shall be unlawful for any person, directly or indirectly, by the use of any means or instrumentality of interstate commerce or of the mails, or of any facility of any national securities exchange

      (b) to use or employ, in connection with the purchase or sale of any security registered on a national securities exchange or any security not so registered, any manipulative or deceptive device or contrivance in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors.

      RULE 10(b)-5 PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934

      It shall be unlawful for any person, directly or indirectly, by the use of any means or instrumentality of interstate commerce, or of the mails, or of any facility of any national securities exchange

            (1)   to employ any device, scheme, or artifice to defraud,

            (2) to make any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, or

            (3) to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person, in connection with the purchase or sale of any security.

      SEC. 17(j) OF THE INVESTMENT COMPANY ACT OF 1940

      It shall be unlawful for any affiliated person of or principal underwriter for a registered investment company or any affiliated person of an investment adviser of or principal underwriter for a registered investment company, to engage in any act, practice, or course of business in connection with the purchase or sale, directly or indirectly, by such person of any security held or to be acquired by such registered investment company in contravention of such rule and regulations as the Commission (SEC) may adopt to define, and prescribe means reasonably necessary to prevent, such acts, practices, or courses of business as are fraudulent, deceptive or manipulative. Such rules and regulations may include requirements for the adoption of codes of ethics by registered investment companies and investment advisers of, and principal underwriters for, such investment companies establishing such standards as are reasonably necessary to prevent such acts, practices, or courses of business.

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      RULE 17(j)-1 PURSUANT TO THE INVESTMENT COMPANY ACT OF 1940

      (a) Definitions. For purposes of this section:

      (1) Access Person means:

      (i) Any director, officer, general partner or Advisory Person of a Fund or of a Fund's investment adviser.

      (A) if an investment adviser is primarily engaged in a business or businesses other than advising Funds or other advisory clients, the term Access Person means any director, officer, general partner or Advisory Person of the investment adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the investment adviser to any Fund.

      (B) An investment adviser is "primarily engaged in a business or businesses other than advising Funds or other advisory clients" if, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the investment adviser derived, on an unconsolidated basis, more than 50 percent of its total sales and revenues and more than 50 percent of its income (or loss), before income taxes and extraordinary items, from the other business or businesses.

      (ii) Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

      (2) Advisory Person of a Fund or of a Fund's investment adviser means:

      (i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

      (ii) Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

      (3) Control has the same meaning as in Section 2(a)(9) of the Investment Company Act.

      (4) Covered Security means a security as defined in Section 2(a)(36) of the Investment Company Act, except that it does not include:

      (i) Direct obligations of the Government of the United States;

      (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

      (iii) Shares issued by open-end Funds.

      (5) Fund means an investment company registered under the Investment Company Act.

      (6) An Initial Public Offering means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act.

      (7) Investment Personnel of a Fund or of a Fund's investment adviser means:

      (i) Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.

      (ii) Any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

      (8) A Limited Offering means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

      (9) Purchase or Sale of a Covered Security includes, among other things, the writing of an option to purchase or sell a Covered Security.

      (10) Security Held or to be Acquired by a Fund means:

      (i) Any Covered Security which, within the most recent 15 days:

      (A) Is or has been held by the Fund; or

      (B) Is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and

      (ii) Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (a)(10)(i) of this Rule 17j-1.

      (b) Unlawful Actions. It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

      (1) To employ any device, scheme or artifice to defraud the Fund;

      (2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

      (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or (4) To engage in any manipulative practice with respect to the Fund.

      (c) Code of Ethics.

      (1) Adoption and Approval of Code of Ethics.

      (i) Every Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and each investment adviser of and principal underwriter for the Fund, must adopt a written code of ethics containing provisions reasonably necessary to prevent its Access Persons from engaging in any conduct prohibited by paragraph (b) of this Rule 17j-1.

      (ii) The board of directors of a Fund, including a majority of directors who are not interested persons, must approve the code of ethics of the Fund, the code of ethics of each investment adviser and principal underwriter of the Fund, and any material changes to these codes. The board must base its approval of a code and any material changes to the code on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by paragraph (b) of this Rule 17j-1. Before approving a code of a Fund, investment adviser or principal underwriter or any amendment to the code, the board of directors must receive a certification from the Fund, investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent Access Persons from violating the investment adviser's or principal underwriter's code of ethics. The Fund's board must approve the code of an investment adviser or principal underwriter before initially retaining the services of the investment adviser or principal underwriter. The Fund's board must approve a material change to a code no later than six months after adoption of the material change.

      (iii)If a Fund is a unit investment trust, the Fund's principal underwriter or depositor must approve the Fund's code of ethics, as required by paragraph (c)(1)(ii) of this Rule 17j-1. (f the Fund has more than one principal underwriter or depositor, the principal underwriters and depositors may designate, in writing, which principal underwriter or depositor must conduct the approval required by paragraph (c)(1)(ii) of this Rule 17j- 1, if they obtain written consent from the designated principal underwriter or depositor.

      (2) Administration of Code of Ethics.

      (i) The Fund, investment adviser and principal underwriter must use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics.

      (ii) No less frequently than annually, every Fund (other than a unit investment trust) and its investment advisers and principal underwriters must furnish to the Fund's board of directors, and the board of directors must consider, a written report that:

      (A) Describes any issues arising under the code of ethics or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

      (B) Certifies that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the code.

      (3) Exception for Principal Underwriters. The requirements of paragraphs
      (c)(1) and (c)(2) of this Rule 17j-1 do not apply to any principal underwriter unless:

      (i) The principal underwriter is an affiliated person of the Fund or of the Fund's investment adviser; or

      (ii) An officer, director or general partner of the principal underwriter serves as an officer, director or general partner of the Fund or of the Fund's investment adviser.

      (d) Reporting Requirements of Access Persons.

      (1) Reports Required. Unless excepted by paragraph (d)(2) of this Rule 17j-1, every Access Person of a Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and every Access Person of an investment adviser of or principal underwriter for the Fund, must report to that Fund, investment adviser or principal underwriter:

      (i) Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information:

      (A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

      (B) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

      (C) The date that the report is submitted by the Access Person.

      (ii) Quarterly Transaction Reports. No later than 10 days after the end of a calendar quarter, the following information:

      (A) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

      (1) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

      (1) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition):

      (3) The price of the Covered Security at which the transaction was effected;

      (4) The name of the broker, dealer or bank with or through which the transaction was effected; and

      (5) The date that the report is submitted by the Access Person.

      (B) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

      (1) The name of the broker, dealer or bank with whom the Access Person established the account;

      (2) The date the account was established; and

      (iii)Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

      (A) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

      (B) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

      (C) The date that the report is submitted by the Access Person.

      (i) A person need not make a report under paragraph (d)( I) of this Rule l7j-1 with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

      (ii) A director of a Fund who is not an "interested person" of the Fund within the meaning of Section 2(x)(19) of the Investment Company Act, and who would be required to make a report solely by reason of being a Fund director, need not make:

      (A) An initial holdings report under paragraph (d)(1)(i) of this Rule 17j-1 and an annual holdings report under paragraph (d)(1)(iii) of this Rule 17j-1; and

      (B) A quarterly transaction report under paragraph (d)(l)(ii) of this Rule 17j-1, unless the director knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after the director's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

      (iii)An Access Person to a Fund's principal underwriter need not make a report to the principal underwriter under paragraph (d)(1) of this Rule 17j-1 if:

      (A) The principal underwriter is not an affiliated person of the Fund (unless the Fund is a unit investment trust) or any investment adviser of the Fund; and

      (B) The principal underwriter has no officer, director or general partner who serves as an officer, director or general partner of the Fund or of any investment adviser of the Fund.

      (iv) An Access Person to an investment adviser need not make a quarterly transaction report to the investment adviser under paragraph (d)(1)(ii) of this Rule 17j-1 if all the information in the report would duplicate information required to be recorded under Rule 204-2(a)(12) or Rule 2042(a)(13) under the Investment Advisers Act.

      (v) An Access Person need not make a quarterly transaction report under paragraph (d)(1)(ii) of this Rule 17j-1 if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, investment adviser or principal underwriter with respect to the Access Person in the time period required by paragraph
      (d)(1)(ii), if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Fund, investment adviser or principal underwriter.

      (3) Review of Reports. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph (d)(1) of this Rule 17j-1 must institute procedures by which appropriate management or compliance personnel review these reports.

      (4) Notification of Reporting Obligation. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph (d)(1) of this Rule 17j-1 must identify all Access Persons who are required to make these reports and must inform those Access Persons of their reporting obligation.

      (5) Beneficial Ownership. For purposes of this Rule 17j-1, beneficial ownership is interpreted in the same manner as it would be under Exchange Act Rule 16a-1(a)(2) in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Securities Exchange Act and the rules and regulations thereunder. Any report required by paragraph (d) of this Rule 17j-1 may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

      (e) Pre-approval of Investments in IPOs and Limited Offerings. Investment Personnel of a Fund or its investment adviser must obtain approval from the Fund or the Fund's investment adviser before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

      (f) Recordkeeping Requirements.

      (1) Each Fund, investment adviser and principal underwriter that is required to adopt a code of ethics or to which reports are required to be made by Access Persons must, at its principal place of business, maintain records in the manner and to the extent set out in this paragraph (f), and must make these records available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

      (A) A copy of each code of ethics for the organization that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

      (B) A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

      (C) A copy of each report made by an Access Person as required by this Rule 17j-1, including any information provided in lieu of the reports under paragraph (d)(2)(v) of this Rule 17j-1, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

      (D) A record of all persons, currently or within the past five years, who are or were required to make reports under paragraph (d) of this Rule 17j-1, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and

      (E) A copy of each report required by paragraph (c)(2)(ii) of this Rule 17j-1 must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

      (2) A Fund or investment adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under paragraph (e), for at least five years after the end of the fiscal year in which the approval is granted.

      SEC. 20A OF THE SECURITIES EXCHANGE ACT OF 1934

      (a) Private Rights of Action Based on Contemporaneous Trading. Any person who violates any provision of this title or the rules or regulations thereunder by purchasing or selling a security while in possession of material, nonpublic information shall be liable in an action in any court of competent jurisdiction to any person who, contemporaneously with the purchase or sale of securities that is the subject of such violation, has purchased (where such violation is based on a sale of securities) or sold (where such violation is based on a purchase of securities) securities of the same class.

      (b)   Limitations on Liability.

            (1) Contemporaneous Trading Actions Limited to Profit Gained or Loss Avoided. The total amount of damages imposed under subsection (a) shall not exceed the profit gained or loss avoided in the transaction or transactions that are the subject of the violation.

            (2) Offsetting Disgorgements Against Liability. The total amount of damages imposed against any person under subsection (a) shall be diminished by the amounts, if any, that such person may be required to disgorge, pursuant to a court order obtained at the instance of the Commission, in a proceeding brought under section 21(d) of this title relating to the same transaction or transactions.

            (3) Controlling Person Liability. No person shall be liable under this section solely by reason of employing another person who is liable under this section, but the liability of a controlling person under this section shall be subject to 20(a) of this title.

            (4) Statute of Limitations. No action may be brought under this section more than 5 years after the date of the last transaction that is the subject of the violation.

      (c) Joint and Several Liability for Communicating. Any person who violates any provision of this title or the rules or regulations thereunder by communicating material, nonpublic information shall be jointly and severally liable under subsection (a) with, and to the same extent as, any person or persons liable under subsection (a) to whom the communication was directed.

      (d) Authority Not to Restrict Other Express or Implied Rights of Action. Nothing in this section shall be construed to limit or condition the right of any person to bring an action to enforce a requirement of this title or the availability of any cause of action implied from a provision of this title.

      (e) Provision Not to Affect Public Prosecutions. This section shall not be construed to bar or limit in any manner any action by the Commission or the Attorney General under any other provision of this title, nor shall it bar or limit in any manner any action to recover penalties, or to seek any other order regarding penalties.

SEC. 21A OF THE SECURITIES EXCHANGE ACT OF 1934

      (a)   Authority to Impose Civil Penalties.

            (1) Judicial Actions by Commission Authorized. Whenever it shall appear to the Commission that any person has violated any provision of this title or the rules or regulations thereunder by purchasing or selling a security while in possession of material, nonpublic information in, or has violated any such provision by communicating such information in connection with, a transaction on or through the facilities of a national securities exchange or from or through a broker or dealer, and which is not part of a public offering by an issuer of securities other than standardized options, the Commission:

(A) may bring an action in a United States district court to seek and the court shall have jurisdiction to impose, a civil penalty to be paid by the person who committed such violation; and

(B) may, subject to subsection (b)(l) bring an action in a United States district court to seek, and the court shall have jurisdiction to impose, a civil penalty to be paid by a person who, at the time of the violation directly or indirectly controlled the person who committed such violation.

            (2) Amount of Penalty for Person who Committed Violation. The amount of the penalty which may be imposed on the person who committed such violation shall be determined by the court in light of the fact and circumstances, but shall not exceed three times the profit gained or loss avoided as a result of such unlawful purchase, sale, or communication.

            (3) Amount of Penalty for Controlling Person. The amount of the penalty which may be imposed on any person who, at the time of the violation, directly or indirectly controlled the person who committed such violation, shall be determined by the court in light of the facts and circumstances, but shall not exceed the greater of $1,000,000 or three times the amount of the profit gained or loss avoided as a result of such controlled person's violation. If such controlled person's violation was a violation by communication, the profit gained or loss avoided as a result of the violation shall, for purposes of this paragraph only, be deemed to be limited to the profit gained or loss avoided by the person or persons to whom the controlled person directed such communication.

      (b)   Limitations on Liability.

            (1) Liability of Controlling Persons. No controlling person shall be subject to a penalty under subsection (a)(l)(B) unless the Commission establishes that:

(A) such controlling person knew or recklessly disregarded the fact that such controlled person was likely to engage in the act or acts constituting the violation and failed to take appropriate steps to prevent such act or acts before they occurred; or

(B) such controlling person knowingly or recklessly failed to establish, maintain, or enforce any policy or procedure required under section 15(f) of this title or section 204A of the Investment Advisers Act of 1940 and such failure substantially contributed to or permitted the occurrence of the act or acts constituting the violation.

            (2) Additional Restrictions on Liability. No person shall be subject to a penalty under subsection (a) solely by reason of employing another person who is subject to a penalty under such subsection, unless such employing person is liable as a controlling person under paragraph (1) of this subsection.
                  Section 20(a) of this title shall not apply to actions under subsection (a) of this section.

            (3) Authority of Commission. The Commission, by such rules, regulations, and orders as it considers necessary or appropriate in the public interest or for the protection of investors, may exempt, in whole or in part, either unconditionally or upon specific terms and conditions, any person or transaction or class of persons or transactions from this section.

      (d)   Procedures for Collection.

            (1) Payment of Penalty to Treasury. A penalty imposed under this section shall (subject to subsection (e)) be payable into the Treasury of the United States.

            (2) Collection of Penalties. If a person upon whom such a penalty is imposed shall fail to pay such penalty within the time prescribed in the court's order, the Commission may refer the matter to the Attorney General who shall recover such penalty by action in the appropriate United States district court.

            (3) Remedy not Exclusive. The actions authorized by this section may be brought in addition to any other actions that the Commission or the Attorney General are entitled to bring.

            (4) Jurisdiction and Venue. For purposes of section 27 of this title, actions under this section shall be actions to enforce a liability or a duty created by this title.

            (5) Statute of Limitations. No action may be brought under this section more than 5 years after the date of the purchase or sale. This section shall not be construed to bar or limit in any manner any action by the Commission or the Attorney General under any other provision of this title, nor shall it bar or limit in any manner any action to recover penalties, or to seek any other order regarding penalties, imposed in an action commenced within 5 years of such transaction.

      (e) Authority to Award Bounties to Informants. Notwithstanding the provisions of subsection (d)(l), there shall be paid from amounts imposed as a penalty under this section and recovered by the Commission or the Attorney General, such sums, not to exceed 10 percent of such amounts, as the Commission deems appropriate, to the person or persons who provide information leading to the imposition of such penalty. Any determinations under this subsection, including whether, to whom, or in what amount to make payments, shall be in the sole discretion of the Commission, except that no such payment shall be made to any member, officer, or employee of any appropriate regulatory agency, the Department of Justice, or a self-regulatory organization. Any such determination shall be final and not subject to judicial review.

      (f) Definition. For purposes of this section, "profit gained" or "loss avoided" is the difference between the purchase or sale price of the security and the value of that security as measured by the trading price of the security a reasonable period after public dissemination of the nonpublic information.

      SEC. 32 OF THE SECURITIES EXCHANGE ACT OF 1934

      (a) Any person who willfully violates any provision of this title (other than section 30A), or any rule or regulation thereunder the violation of which is made unlawful or the observance of which is required under the terms of this title, or any person who willfully and knowingly makes, or causes to be made, any statement in any application, report, or document required to be filed under this title or any rule or regulation thereunder or any undertaking contained in a registration statement as provided in subsection (d) of section 15 of this title or by a self-regulatory organization in connection with an application for membership or participation therein or to become associated with a member thereof, which statement was false or misleading with respect to any material fact, shall upon conviction be fined not more than $1,000,000 or imprisoned not more than 10 years, or both, except that when such person is a person other than a natural person, a fine not exceeding $2,500,000 may be imposed; but no person shall be subject to imprisonment under this section for the violation of any rule or regulation if he proves that he had no knowledge of such rule or regulation.

      (b) Any issuer which fails to file information, documents, or reports required to be filed under subsection (d) of section 15 of this title or any rule or regulation thereunder shall forfeit to the United States the sum of $100 for each and every day such failure to file shall continue. Such forfeiture, which shall be in lieu of any criminal penalty for such failure to file which might be deemed to arise under subsection (a) of this section, shall be payable into the Treasury of the United States and shall be recoverable in a civil suit in the name of the United States.

      (c)   (l)   (A)   Any issuer that violates section 30A(a) shall be fined
                        not more than $2,000,000.

                  (B) Any issuer that violates section 30A(a) shall be subject to a civil penalty of not more than $10,000 imposed in an action brought by the Commission.

            (2)   (A)   Any officer or director of an issuer, or stockholder
                        acting on behalf of such issuer, who willfully violates
                        section 30A(a) shall be fined not more than $100,000, or imprisoned not more than 5 years, or both.

                  (B) Any employee or agent of an issuer who is a United States citizen, national, or resident or is otherwise subject to the jurisdiction of the United States (other than an officer, director, or stockholder acting on behalf of such issuer), and who willfully violates section 30A(a), shall be fined not more than $100,000, or imprisoned not more than 5 years, or both.

                  (C) Any officer, director, employee, or agent of an issuer, or stockholder acting on behalf of such issuer, who violates section 30A(a) shall be subject to a civil penalty of not more than $10,000 imposed in an action brought by the Commission.

            (3) Whenever a fine is imposed under paragraph (2) upon any officer, director, employee, agent, or stockholder of an issuer, such fine may not be paid, directly or indirectly, by such issuer.

                                   APPENDIX B

                    BENEFICIAL OWNERSHIP - INTERPRETIVE GUIDE

"Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an advisory representative has or acquired (and not only those of companies registered under Section 12 of such Act).

Securities owned of record or held in a person's name are generally considered to be beneficially owned by that person.

Securities held in the name of any other person are deemed to be beneficially owned by the person in question if by reason of any contract, understanding, relationship, agreement or other arrangement, the person in question obtains there from benefits substantially equivalent to those of ownership, including the power to vote, or to direct the disposition of, such securities.

Beneficial ownership includes securities held by others for a person's benefit (regardless of record ownership), e.g. securities held for a person or member of the person's immediate family (as defined below) by agents, custodians, brokers, trustees, executors or other administrators; securities owned by a person, but which have not been transferred into that persons name on the books of the company; securities which that person has pledged; securities owned by a partnership of which that person is a member; and securities owned by a corporation that should be regarded as that persons personal holding corporation. Beneficial ownership also includes securities held in the name or for benefit of a persons immediate family (which includes his or her spouse, minor children, stepchildren and relatives or relatives of his or her spouse who are sharing his or her home) unless because of special and countervailing circumstances (such as a divorce or separation), such person does not enjoy benefits substantially equivalent to those of ownership, such as application of the income derived from such securities to maintain a common home or to meet expenses which he or she otherwise would meet from other sources. He or she is also deemed the beneficial owner of securities held in the name of some other person, even though he or she does not obtain benefits of ownership, if he or she can vest or revest title at once, or at some future time.

In addition, the Securities and Exchange Commission ("SEC") has promulgated certain rules which provide that a person shall be deemed the beneficial owner of a security which he or she has the right to acquire through the exercise of any presently exercisable option, warrant or right or through the conversion of a presently convertible security.

With respect to ownership of securities held in trust, beneficial ownership includes the ownership of securities as a trustee in instances where either a person as trustee or a member of his or her "immediate family" have a vested interest in the income or corpus of the trust, the ownership by such person of a vested beneficial interest in the trust and the ownership of securities as a settlor of a trust in which he or she as the settlor has the power to revoke the trust without obtaining the consent of the beneficiaries. Certain exemptions to these trust beneficial ownership rules exist, including an exemption for instances where beneficial ownership is imposed solely by reason of his or her being settlor or beneficiary of the securities held in trust where the ownership, acquisition and disposition of such securities by the trust is made without his or her prior approval as settlor or beneficiary. "Immediate family" of a person as a trustee means such person's son or daughter (including a legally adopted child) or any descendants of either, a stepson or stepdaughter, a father or mother or any ancestor of either, a stepfather or stepmother and a spouse.

The SEC has promulgated rules with respect to indirect beneficial ownership. To the extent that stockholders of a company use it as a personal trading or investment medium and the company has no other substantial business, stockholders are regarded as beneficial owners, to the extent of their respective interests, of the stock thus invested or traded in. A general partner in a partnership is considered to have indirect beneficial ownership in the securities held by the partnership to the extent of his or her pro rata interest in the partnership. Indirect beneficial ownership is not, however, considered to exist solely by reason of an indirect interest in portfolio securities held by any holding company registered under the Public Utility Holding Company Act of 1935, any investment company registered under the Investment Company Act of 1940, a pension or retirement plan holding securities of an issuer whose employees generally are beneficiaries of the plan and a business trust with over 25 beneficiaries.

The final determination of the existence of beneficial ownership is, of course, a question to be determined in the light of the facts of the particular case. It should be noted that although a report filed under Section III(E) includes the holdings of other members of a person's family, such person may disclaim that such report is an admission of beneficial ownership of such securities.

                                                                      APPENDIX C

THIS REPORT MUST BE RETURNED TO CINDY RIGNEY BY ________________.

                                                    FIRST QUADRANT
                                         PERSONAL INVESTMENT TRANSACTION REPORT*
                                                QUARTER ENDING ________________
   (FORM MUST BE COMPLETED, SIGNED AND RETURNED EVEN IF YOU HAD NO REPORTABLE
                            SECURITIES TRANSACTIONS)

                                  Check here if you had NO reportable investment
Name: ________________________    transactions during this quarter _____
       Please print

            Purchase (P), or  No. of Shares
              Sale (S), or    AND Principal   Investment Description    Unit Price                          Beneficial Ownership
Trade Date     Other (O)         Amount      (including ticker symbol)  Per Share   Name of Brokerage Firm   (Direct/Indirect)
----------  ----------------  -------------  -------------------------  ----------  ----------------------  --------------------
__________  ________________  _____________  _________________________  __________  ______________________  ____________________

__________  ________________  _____________  _________________________  __________  ______________________  ____________________

__________  ________________  _____________  _________________________  __________  ______________________  ____________________

__________  ________________  _____________  _________________________  __________  ______________________  ____________________

__________  ________________  _____________  _________________________  __________  ______________________  ____________________

__________  ________________  _____________  _________________________  __________  ______________________  ____________________

__________  ________________  _____________  _________________________  __________  ______________________  ____________________

__________  ________________  _____________  _________________________  __________  ______________________  ____________________

__________  ________________  _____________  _________________________  __________  ______________________  ____________________

NEW BROKERAGE ACCOUNTS ESTABLISHED DURING THIS QUARTER FOR YOUR DIRECT OR INDIRECT BENEFICIAL INTEREST (IF ANY):

Name of Broker & Acct. No.: ___________________      Date Established:__________

*Please note that you can attach copies of brokerage statements to this form in order to facilitate your completion of the form.

I certify that I have listed above all reportable transactions executed during the quarter ending ________________ and that I have authorized the appropriate individuals to forward a copy of my and members of my immediate family's brokerage statements to the Compliance Dept., if applicable.

Signature: ______________________________       Date: __________________

                                   APPENDIX D

                              FIRST QUADRANT, L.P.
                     PERSONAL SECURITIES TRANSACTION REPORT
                            REVIEW CERTIFICATION FOR
                       1ST 2ND 3RD 4TH QUARTER OF 20____

Name of Advisory Representative: _______________________________________________

Date of Review: _________________________

1.    Duplicate Broker's Monthly Statement on file.  Yes_____  No_____  N/A_____

      If not, for which transactions are the statements missing?

      __________________________________________________________________________

      __________________________________________________________________________

2. Personal Investment Transaction Report on file, whether or not transactions occurred in the quarter.

            Yes______         No______

3.    If reports are missing, list actions taken to obtain documents.   Date____

      Action_____________________________________________________By Whom________

4. Do any of the transactions reported appear to be a violation of the "First Quadrant, L.P. Policy Statement and Procedures Regarding Material Inside Information, Personal Trading, and Code of Ethics"?

            Yes______         No______         N/A______

5. If there is an apparent violation, list actions taken to make such a determination.

      Date_________ Action______________________________________________________

      __________________________________________________________________________

      __________________________________________________________________________
      (Attach supporting documentation.)

6.    Date results of determination sent to Senior Management and to whom.
      ________________________

I certify that for the calendar quarter referenced above, the Personal Investment Transaction Report, Broker's Monthly Statements and Personal Securities Trade Authorization Forms, if applicable, are on file and that no violation of the "Policy Statement and Procedures of First Quadrant, L.P. Regarding Material Inside Information and Insider Trading" has occurred, other than that identified in Item 5 above.

Date: _______________         By: ______________________________________________
                                    Director of Human Resources & Corporate
                                    Insurance

Date: _______________         By: ______________________________________________
                                    Chief Compliance Officer

                                   APPENDIX E

                           BROKERAGE ACCOUNT(S) UPDATE

Please list all open (active and inactive) brokerage accounts, which you or members of your immediate family control. This would include accounts of which you are the custodian, trustee or beneficiary. Please provide all of the information requested below and, if you haven't already done so, promptly direct your broker to forward duplicate statements to the attention of the Compliance Dept.

______ Neither I, nor any members of my immediate family have any open brokerage accounts as described above.

    ACCOUNT NUMBER               NAME OF ACCOUNT HOLDER(S)      NAME OF BROKERAGE FIRM
__________________________   ________________________________   _____________________

__________________________   ________________________________   _____________________

__________________________   ________________________________   _____________________

__________________________   ________________________________   _____________________

__________________________   ________________________________   _____________________

__________________________   ________________________________   _____________________

Additionally, if you have other investments not held at a brokerage firm, e.g., participation in limited partnerships, private placements, joint ventures, etc. or are an owner, director, officer or partner of an organization unaffiliated with the firm, please disclose this information in the space below (the value of your investment(s) need not be disclosed):

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

This information will be kept confidential and will only be reviewed by the firm's Human Resources and Compliance Depts. and upon request by a regulatory agency such as the Securities & Exchange Commission, Commodity Futures Trading Commission, or National Futures Association

Signature _________________________________ Date ____________________

Print Name ________________________________

                                   APPENDIX F

                                 CODE OF ETHICS

This Code of Ethics sets forth standards of ethical business conduct to be maintained by limited partners, officers and employees of First Quadrant.

1. No limited partner, officer or employee of First Quadrant shall knowingly compete or aid or advise any person, firm, or corporation in competing with First Quadrant in any way, or engage in any activity in which his/her personal interests in any manner conflict, or might conflict with those of First Quadrant.

2. No limited partner, officer or employee of First Quadrant shall be employed by or have, directly or indirectly, a significant financial interest in any firm, corporation or business of any sort which is engaged in the same or similar lines of business as that carried on by First Quadrant. A significant financial interest is one that is so substantial as to create a potential risk of interference with such individual's independent exercise of judgment in the best interest of First Quadrant.

3. No limited partner, officer or employee of First Quadrant shall be employed by or receive any form of remuneration of value (including but not limited to consulting or similar fees, honorariums, grants, and awards) from any person, firm, or non-affiliated entity except as immediately reported to the Chief Operating Officer for communication to the Management Committee.

4. No limited partner, officer or employee of First Quadrant shall accept or request, directly or indirectly, any favor or thing of value from any person, firm, or non-affiliated corporation, negotiating, contracting, or in any way dealing with First Quadrant or likely to negotiate, contract, or deal with First Quadrant, if such favor or thing of value is such as might influence him/her in negotiating, contracting or dealing with such person, firm, or corporation; and any limited partner, officer or employee who is offered any such favor or thing of value, directly or indirectly, by any such person, firm or corporation shall immediately report such offer to the Chief Operating Officer for communication to the Management Committee.

5. No limited partner, officer or employee of First Quadrant shall, directly or indirectly, give any favor or thing of value to or engage in the entertainment of any person, firm or non-affiliated corporation, negotiating, contracting or in any way dealing with First Quadrant or likely to negotiate, contract, or deal with First Quadrant, except as may be consistent with generally acceptable ethical standards and accepted business practices and not in violation of any applicable law.

6. No limited partner, officer or employee shall participate on behalf of First Quadrant in any negotiations or dealings of any sort with any person, firm, or non-affiliated corporation in which he/she has, directly or indirectly, an interest, whether through a personal relationship which is more than mere acquaintance, or through stockholding or otherwise, except an ordinary investment not sufficient to in any way affect his/her judgment, conduct, or attitude in the matter, or give him /her a personal interest therein.

7. No limited partner, officer or employee shall receive, in addition to his/her regular salary, fees, or other compensation as fixed by the Management Committee, any money or thing of value, directly or indirectly, or through any substantial interest in any non-affiliated corporation or business of any sort, or through any personal relationship, for negotiating, procuring, recommending, or aiding in any purchase, sale or rental of property or any loan made by or to First Quadrant or for endeavoring so to do; nor shall he/she have any pecuniary or other personal interest, directly or indirectly, or through any other non-affiliated corporation or business or through any personal relationship, in or with respect to any such purchase, sale, rental or loan. Except as provided by law, the foregoing shall not prohibit any director from receiving his/her normal share of the usual commission earnings of a stock exchange or other brokerage firm of which he/she is a partner nor shall it prohibit First Quadrant from making payments to a director for services rendered to First Quadrant so long as such services are not in violation of any applicable law.

8. No limited partner, officer or employee of First Quadrant shall, without proper authority, give or release to anyone not employed by First Quadrant, or to another employee who has no need for, information of a confidential nature concerning First Quadrant or any of its clients.

                                   APPENDIX G

                              FIRST QUADRANT, L.P.
                PROCEDURES REGARDING MATERIAL INSIDE INFORMATION,
                              PERSONAL TRADING AND
                                 CODE OF ETHICS
                              ANNUAL CERTIFICATION

In accordance with the requirements of the First Quadrant's Code of Ethics, I hereby certify the following:

      (a) I was in compliance with the requirements of the Code of Ethics for the year ended December 31, ______; and

      (b) There is no interest, affiliation or activity, of any sort, on my part which conflicts or which I believe is likely to conflict with my official duties; and

      (c) That I will disclose any facts which may appear to present a possible conflict of interest under the Code of Ethics to the Management Committee so that a determination can be made as to whether a conflict of interest does exist and that I will take whatever action requested of me by the Management Committee to resolve any conflict of interest which it finds to exist.

Additionally, I hereby certify that I have received, read and understand First Quadrant's Policy Statement and Procedures regarding Material Inside Information and Insider Trading and am in compliance with the requirements of the Policy Statement.

Signature __________________________________ Date ____________________

Print Name
  _________________________________

Personal Securities Trading - Sanctions for Failure to Comply

Quarterly Reporting -

All Quarterly Personal Securities Trading reports are required to be accurately completed and returned to the Compliance Department within 10 calendar days after each quarter end.

      - For the first offense in a rolling two-year period, failure to do so by the deadline will result in an immediate 30-day prohibition from personal securities trading.

      - For the second offense in a rolling two-year period, failure to do so by the deadline will result in an immediate 90-day prohibition from personal securities trading.

      - For the third offense in a rolling two-year period, failure to do so by the deadline will result in an immediate 180-day prohibition from personal securities trading.

      - For a fourth offense in a rolling two-year period, failure to do so by the deadline will result in disciplinary action to be determined by the Executive Committee of the partnership.

      - If an employee exhibits a pattern of non-compliance in terms of inaccurately completing the Quarterly Personal Securities Trading report the Executive Committee will determine appropriate disciplinary action up to and including termination.

Duplicate Broker Statements -

Each employee is required to instruct their broker(s) to automatically send duplicate broker statements to the Compliance Department. If First Quadrant does not receive a duplicate broker statement within 30 days after each month or quarter end, as appropriate, the following action will be taken:

      - For the first offense in a rolling two-year period the employee will be warned and told to contact the broker to make sure duplicate statements are being mailed.

      - For the second offense in a rolling two-year period the result will be an immediate 30-day prohibition from personal securities trading.

      - For the third offense in a rolling two-year period the result will be an immediate 90-day prohibition from personal securities trading.

      - For the fourth offense in a rolling two-year period the matter will be referred to the Executive Committee for appropriate disciplinary action.

Unapproved Personal Securities Trades -

All Personal Securities Trades must be pre-approved in accordance with the Firm's policies. If such trades are not appropriately approved the following action will be taken:

      - For the first offense in a rolling two-year period the employee will be warned and if the individual trade (or the aggregate value of multiple trades on the same day) is greater than $10,000 the employee must immediately unwind the trade and disgorge any profit to the Firm, whereby the profit will be donated by the Firm to a charity.

      - For the second offense in a rolling two-year period the result will be an immediate 90-day prohibition from personal securities trading and if the individual trade (or the aggregate value of multiple trades on the same day) is greater than $10,000 the employee must immediately unwind the trade and disgorge any profit to the Firm, whereby the profit will be donated by the Firm to a charity.

      - For the third offense in a rolling two-year period the result will be an immediate 365-day prohibition from personal securities trading and the employee must immediately unwind the trade, regardless of size, and disgorge any profit to the Firm, whereby the profit will be donated by the Firm to a charity.

      - For the fourth offense in a rolling two-year period the employee will be subject to disciplinary action up to and including termination of their employment as determined by the Executive Committee of the partnership and the employee must immediately unwind the trade, regardless of size, and disgorge any profit to the Firm, whereby the profit will be donated by the Firm to a charity.

All losses resulting from unwound trades are retained by the employee.

If an employee makes a personal securities trade in their account while they are on trading prohibition as described above, the following action will be taken in addition to the immediate unwinding of the trade and disgorgement of the profit to the Firm for donation:

      - For the first offense in a rolling two-year period the employee will be further prohibited from trading for an additional 365 days.

      - For the second offense in a rolling two-year period the employee will be subject to disciplinary action up to and including termination of their employment as determined by the Executive Committee of the partnership.